UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2024

enVVeno Medical Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-38325	33-0936180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

70 Doppler

Irvine, California 92618

(Address of principal executive offices) (Zip Code)

(949) 261-2900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	NVNO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2024, enVVeno Medical Corporation (“we,” “us,” “our,” or the “Company”) closed its recently announced public offering (the “offering”) of common stock (and pre-funded warrants issued in lieu thereof) for gross proceeds of approximately $15 million. The pre-funded warrants are exercisable immediately on the date of issuance at an exercise price of $0.0001 per share and may be exercised at any time until all of the pre-funded warrants are exercised in full. The securities in the offering were offered and sold by the Company pursuant to a prospectus supplement dated as of September 26, 2024 (the “Prospectus Supplement”), which was filed with the Securities and Exchange Commission (the “SEC”) on September 30, 2024, in connection with a takedown from the Company’s effective shelf registration statement on Form S-3, which was initially filed with the SEC on July 31, 2023, and subsequently declared effective on August 23, 2023 (File No. 333-273546) (the “Registration Statement”).

The offering was conducted pursuant to an underwriting agreement (the “Agreement”) between the Company and Titan Partners Group LLC, a division of American Capital Partners, LLC, as the sole bookrunner (the “Underwriter”), that was entered into on September 26, 2024. Pursuant to the Agreement, we sold 4,206,106 shares of common stock and pre-funded warrants to purchase 79,609 shares of common stock in the offering at a public offering price of $3.50 per share and $3.4999 per pre-funded warrant, less underwriting discounts and commissions. We also granted the Underwriter a 30-day option to purchase up to an additional 642,857 shares of common stock from the Company at the public offering price, less underwriting discounts and commissions. We also agreed to issue to the Underwriter a warrant to purchase 300,001 shares of common stock, which such warrant is exercisable commencing six months after closing of the offering, and will be exercisable for a period of five years from the date of issuance, at an exercise price of $4.025 per share. The material terms of the offering are described in the Registration Statement and the Prospectus Supplement. The Agreement contains customary representations, warranties and agreements of us. We also agreed in the Agreement to indemnify the Underwriter against certain liabilities.

The foregoing descriptions of the Agreement, pre-funded warrant and underwriter warrant are not complete and are qualified in their entirety by reference to the full text of the Agreement, pre-funded warrant and underwriter warrant, copies of which are filed as Exhibit 1.1, Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on form 8-K and are incorporated by reference herein.

The legal opinion and consent of Ellenoff Grossman & Schole LLP relating to the securities is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Set forth below is a list of Exhibits included as part of this Current Report:

Exhibit No.	Description
1.1	Underwriting Agreement, dated September 26, 2024, between enVVeno Medical Corporation and Titan Partners Group LLC, a division of American Capital Partners, LLC
4.1	Form of Pre-Funded Warrant
4.2	Form of Underwriter Warrant
5.1	Opinion of Ellenoff Grossman & Schole LLP
23.1	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVVENO MEDICAL CORPORATION

Dated: September 30, 2024	/s/ Robert A. Berman
Robert A. Berman
Chief Executive Officer